EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP.


                                 March 25, 1998



Komag, Inc.
1704 Automation Parkway
San Jose, CA  95131



                  Re: Komag, Inc. - Registration Statement for Offering of 4,600,000 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 4,600,000 shares of Common Stock of the Company available for issuance under the Komag, Inc. 1997 Supplemental Stock Option Plan ("the Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,



                                                 BROBECK, PHLEGER & HARRISON LLP